UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 13, 2006

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

983 University Avenue, Building A

Los Gatos, California 95032

(Address of principal executive offices) (Zip Code)

(408) 357-6600

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2006, Monolithic Power Systems, Inc. (the “Company”) entered into a sublease agreement with FedEx Freight West, Inc. (“Sublessor”) and Brokaw Interests (“Master Landlord”), for approximately 55,110 square feet of office space located at 6409 Guadalupe Mines Road, San Jose, California. The lease term began on June 13, 2006 and ends on October 31, 2009. The sum of all lease payments will be approximately $1.9 million and will result in monthly expenses of approximately $50,000, which includes operating expenses and real estate taxes. Sublessor agreed to provide the Company with a tenant improvement allowance of approximately $0.7 million.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

99.1	Sublease Agreement signed on June 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 16, 2006	By:	/s/ C. Richard Neely Jr.
C. Richard Neely Jr.
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)